Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-60991







PROSPECTUS SUPPLEMENT DATED FEBRUARY 1, 2001
To Prospectus dated December 23, 1998




                       13 1/2% SENIOR DEBENTURES DUE 2009
                                       OF
                                AKI HOLDING CORP.


                               RECENT DEVELOPMENTS

         On February 1, 2001 Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.